UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 24, 2010, the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”) appointed Mr. Don O. McCormack, age 49, to the office of Vice President — Chief Accounting Officer, to serve until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.
     Mr. McCormack has served as a Director of Accounting for the Company since July 2010. From January 2007 through July 2010, Mr. McCormack was employed by Red Oak Capital Management LLC as their Controller and Chief Accounting Officer. From June 1989 through August 2006, Mr. McCormack was employed by Burlington Resources. During his 17 years at Burlington Resources, Mr. McCormack held positions of increasing responsibility in Audit, Treasury, Information Technology and Accounting with his final position being Senior Manager, Accounting. From March 1988 through June 1989, Mr. McCormack was employed by Campbell Taggart Corporation as an internal auditor. From September 1986 through March 1988, he was employed by Western Union Corporation as an internal auditor. Mr. McCormack holds a Bachelor of Business Administration degree in Accounting from the University of Texas at Arlington and is a licensed certified public accountant.
     In his new position, Mr. McCormack will serve as the Company’s principal accounting officer. Darin G. Holderness, Senior Vice President — Chief Financial Officer and Treasurer, previously served as the Company’s principal accounting officer, and Mr. Holderness will continue to serve as the Company’s principal financial officer.
     There are no understandings or arrangements between Mr. McCormack and any other person pursuant to which Mr. McCormack was appointed to serve as an officer of the Company. There are no relationships between Mr. McCormack and the Company or any of its subsidiaries that would require disclosure pursuant to Item 401(d) or Item 404(a) of Regulation S-K. As a non-executive officer, Mr. McCormack will receive compensation in accordance with the Company’s policies for compensating non-executive officers, including any long-term equity incentive awards under the Company’s 2006 Stock Incentive Plan.
     In connection with the appointment, the Company entered into an indemnification agreement with Mr. McCormack on September 24, 2010. The indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.
     The indemnification agreement is intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted. The indemnification agreement covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. McCormack, in his capacity as an officer, is made, threatened or reasonably expected to be made a party to any suit or proceeding. The indemnification agreement generally covers claims relating to the fact that Mr. McCormack is or was an officer, employee or agent of us or any of our subsidiaries, or is or was serving at our request in such a position for another entity. The indemnification agreement also obligates us to promptly advance all expenses incurred in connection with any claim. Mr. McCormack is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that Mr. McCormack is not entitled to indemnification. The indemnification provided under the indemnification agreement is not exclusive of any other indemnity rights; however, double payment to Mr. McCormack is prohibited.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
10.1	Indemnification Agreement, dated September 24, 2010, between Concho Resources Inc. and Don McCormack.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: September 29, 2010	By:	/s/ C. WILLIAM GIRAUD
	Name:	C. William Giraud
	Title:	Senior Vice President — General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indemnification Agreement, dated September 24, 2010, between Concho Resources Inc. and Don McCormack.